Insider Trading Policy March 2023 Introduction This policy applies to directors, executive officers, employees of Simulations Plus, Inc., as well as all independent contractors or consultants who have access to material nonpublic information of Simulations Plus, Inc. (collectively, “SLP Associates”), as well as certain of their family members. In the course of conducting the business of Simulations Plus, Inc. and its subsidiaries and affiliates (collectively, the “Company,” “we” or “us”), you may at times have material nonpublic information about us or another entity that generally is not available to the public. Because of your relationship with us, you have certain responsibilities under the U.S. federal securities laws regarding insider information and the trading of our securities. This policy seeks to explain some of your obligations to us and under the law, to prevent actual or apparent insider trading, and to protect our reputation for integrity and ethical conduct. Additional information about this policy may be found at Appendix 1, which contains questions and answers related to this policy. The Company reserves the right to amend or rescind this policy or any portion of it at any time and to adopt different policies and procedures at any time. Your compliance with this policy is of the highest importance for you and the Company. If you have any questions about this policy or its application to any proposed transaction, you may obtain additional guidance from the Chief Financial Officer (referred to in this policy as the “Compliance Officer”). I. Trading Restrictions A. No transactions while in possession of material nonpublic information You may not buy, sell or gift our securities or the securities of any other publicly traded company while in possession of information about us or such other publicly traded company that is material and nonpublic. You, any family member, and any other person who has a relationship with you (legal, personal, or otherwise) that might reasonably result in that person’s transactions being attributable to you, may not buy, sell or gift securities or engage in any other action to take advantage of, or pass on to others, material nonpublic information. Your “family members” consist of family members who share the same address as, or are financially dependent on, you, and also include other family members whose transactions in securities are directed by you or are subject to your influence or control. This policy applies to securities purchases, securities sales and gifts of securities, regardless of your intent and how or from whom the material nonpublic information was obtained. This prohibition extends not only to transactions involving our securities, but also to transactions involving securities of other companies with which we have a relationship. If you are a director, executive officer, or other Section 16 reporting person, keep in mind the various restrictions on securities trading imposed under

Insider Trading Policy Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable reporting requirements of the U.S. Securities and Exchange Commission (“SEC”). If you are unsure whether you are a Section 16 reporting person, please contact the Compliance Officer. The existence of a personal financial emergency does not excuse you from compliance with this prohibition. This means that you may have to forgo a proposed transaction in our securities even if you planned to make the transaction before learning the material nonpublic information and even though you believe that waiting may cause you to suffer an economic loss or forgo anticipated profit. B. Blackout periods for all personnel The Compliance Officer may issue instructions, from time to time, advising certain personnel or all employees that they may not for certain periods buy, sell or gift our securities, or that our securities may not be traded without prior approval. Due to the confidential nature of the events that may trigger these sorts of blackout periods, the Compliance Officer may find it necessary to inform affected individuals of the blackout period without disclosing the reason for it. If you are made aware of the existence of such a blackout period, do not even disclose the existence of the period to any other person. The current blackout periods prior to the announcement of earnings are: • Quarterly Blackout Periods. Trading in the Company’s securities is prohibited commencing 30 days after two full trading days after the Company’s “earnings release” is issued to the public relating to the Company’s financial information for the concluded fiscal quarter, and ending two full trading days after the Company’s “earnings release” is issued to the public relating to the Company’s next fiscal quarter or fiscal year, as applicable. • Annual Blackout Periods. In the first quarter after the Company’s fiscal year ends, trading in the Company’s securities is prohibited commencing the 3rd business day of the 2nd fiscal quarter of the new fiscal year, and ending two full trading days after the Company’s “earnings release” is issued to the public relating to the Company’s first fiscal quarter. • Special Blackout Periods. From time to time, other types of material nonpublic information regarding the Company (such as negotiation of mergers, acquisitions or dispositions or new product developments) may be pending and not be publicly disclosed. While such material nonpublic information is pending, the Company may impose special blackout periods during which you are prohibited from trading in the Company’s securities. If the Company imposes a special blackout period, it will notify you. During the above blackout periods, SLP Associates are presumed to the in possession of material nonpublic information. Even if no blackout period is in effect, keep in mind that you may not trade in our securities if you are aware of material nonpublic information about us. See Paragraph A above. C. Trading Window SLP Associates are permitted to trade in the Company’s securities when no blackout period is in effect, so long as they are not in possession of material nonpublic information. Generally this means that SLP Associates can trade during the period beginning on the day that the blackout periods under Section I.B. ends and ending on the day that the next blackout period under Section I.B. begins. However, even during this trading window, an SLP Associate who is in possession of any material nonpublic information should not trade in the Company’s securities until the information has been made publicly available or is no longer material. In addition, the Company may close this trading window if a special blackout period under Section 2

Insider Trading Policy I.B. above is imposed and will re-open the trading window once the special blackout period has ended. D. Pre-clearance procedures for directors, executive officers, or other Section 16 reporting person If you are a director, executive officer, or other Section 16 reporting person, before you buy, sell or engage in any other transaction in our securities it is required that you first obtain preclearance from the Compliance Officer. As part of the pre-clearance process, you must complete and submit the certification attached as Appendix 5 to this policy to the Compliance Officer prior to engaging in any transaction in our securities. The Compliance Officer will notify you if additional clearances from other persons are required, or confirm that you may proceed with the transaction. This preclearance requirement is designed as a means of enforcing the policies specified above. It also applies to your family members and any other person who has a relationship with you (legal, personal, or otherwise) that might reasonably result in that person’s transactions being attributable to you. E. Prohibited and limited transactions Short sales of our securities, sales of our securities “against the box,” and buying or selling puts or calls relating to our securities are always prohibited (even if you are not in the possession of material nonpublic information). These types of transactions are prohibited because it is also important to avoid the appearance of an improper transaction. • “Short sales” of stock are transactions where you borrow stock, sell it, and then buy stock at a later date to replace the borrowed shares. These also include hedging or monetization transactions (such as zero-cost collars and forward sale contracts) that involve the establishment of a short position. • Sales of stock “against the box” are sales in which the stock is not delivered within 20 days or is not deposited in the mail for delivery within five days of the sale. • A “put” is an option or right to sell a specific stock at a specific price before a set date, and a “call” is an option or right to buy a specific stock at a specific price before a set date. Generally, call options are purchased when one believes that the price of a stock will rise, whereas put options are purchased when one believes that the price of a stock will fall. Additional types of transactions are severely limited because they can raise similar issues: • Securities held in a margin account or pledged as collateral can be sold without your consent in certain circumstances. You must not make any arrangements to hold our securities in a margin account or pledge them as collateral unless the Compliance Officer pre-approves the arrangements based on your financial capacity to repay the loan without resort to the pledged securities. • Standing orders are orders placed with a broker to sell or purchase stock at a specified price. You must not place a standing order to buy or sell our securities if the order might remain open during a period when you are prohibited from trading in our securities. If you have a managed account (where another person has been given discretion or authority to trade without your prior approval), you should advise your broker or investment adviser of this policy. This policy generally does not apply to investments in publicly available mutual funds. F. Special types of permitted transactions There are limited situations in which you may buy, sell or gift our securities without restriction under this policy. You may: 3

Insider Trading Policy • exercise stock options that have been granted to you by our Company under one of our equity incentive plans; and • buy, sell or gift our securities pursuant to a Rule 10b5-1 trading plan, but only under the conditions described in Appendix 2. II. Reporting Requirements A. Reports of purchases and sales If you are a director, executive officer, or other Section 16 reporting person, we require that you immediately report to the Compliance Officer all transactions made in our securities by you, any family members and any entities that you control or in which you have a certain ownership interest. The Compliance Officer can answer any questions you may have about these reporting obligations and will provide you with a form of the report to be submitted for all such transactions. We require prompt reporting due to SEC requirements that certain insider reports be filed with the SEC by the second business day after the date on which a reportable transaction occurs. Again, if you are a director, an executive officer, or other Section 16 reporting person, please keep in mind the various restrictions on securities trading imposed under Section 16 of the Exchange Act and the applicable reporting requirements. B. Reports of unauthorized trading or disclosure The SEC can also seek substantial penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. If you have supervisory authority over any of our SLP Associates or other personnel, you must promptly report to the Compliance Officer any trading in our securities by such persons or any disclosure of material nonpublic information by such persons that you have reason to believe may violate this policy or U.S. securities laws. Because the SEC can seek civil penalties against us, directors, and supervisory personnel for failing to take appropriate steps to prevent illegal trading, we should be made aware of any suspected violations as early as possible. III. Disclosure Restrictions You must not communicate material nonpublic information to other persons (a practice known as “tipping”) before its public disclosure and dissemination. Therefore, you should exercise care when speaking with other personnel who do not have a “need to know” and when communicating with family, friends, and others who are not associated with us. To avoid even the appearance of impropriety, please refrain from discussing our business or prospects or making recommendations about buying or selling our securities or the securities of other entities with which we have any relationship. The concept of unlawful tipping includes passing on information to friends, family members, or acquaintances under circumstances that suggest that you were trying to help them make a profit or avoid a loss. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. IV. Application to Former, Temporary or Retired Personnel This policy (including the prohibition on insider trading in any security while in possession of material nonpublic information obtained while in our employment or while conducting any business or activity on our behalf) applies, and will continue to apply, to you as follows: 4

Insider Trading Policy • If you are a former, temporary, or retired director, or SLP Associate subject to the SEC reporting rules under Section 16 of the Exchange Act, this policy will apply until the later of (i) six months from the date on which that person leaves our company and (ii) the second full trading day after any material nonpublic information known to you has become public or is no longer material. • For all other former, temporary, or retired SLP Associates or other personnel, this policy will apply until the second full business day after any material nonpublic information known to you has become public or is no longer material. V. All new SLP Associates must receive a copy of this policy and are required to submit the acknowledgement attached as Appendix 3 to certify they have received a copy of this policy and will comply with it. VI. Annually, all directors, executive officers, and employees are required to submit the certification attached as Appendix 4 to certify they have complied with this policy. * * * 5

Insider Trading Policy APPENDIX 1 QUESTIONS AND ANSWERS Q: What information is “material?” A. Information generally is considered to be material if its disclosure to the public would be reasonably likely to affect either investors’ decisions to buy or sell our securities or the market price of the securities. Material information can be either positive or negative. For example, material information may relate to: • significant changes in the Company’s prospects; • proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets; • information about revenues or earnings (profits or losses), including both actual results not yet released and projections; • institution of, or developments in, significant litigation, investigations, regulatory actions, or proceedings; • the public or private sale of our securities; • our offer to acquire another company’s securities or a third party’s offer to acquire our securities; • major management or organizational changes; • changes in dividends; • a new significant contract, client, or customer, or a loss of a significant contract, client, or customer; • reductions of workforce; • the development or release of a new product or service; • changes in a previously announced schedule for the development or release of a product or service; or • change in auditors. Material information is not limited to historical facts, but may also include projections and forecasts. With respect to a future event, such as a merger, acquisition or introduction of a new product, the point at which negotiations or product development are determined to be material is determined by balancing the probability that the event will occur against the magnitude of the effect the event would have on a company’s operations or stock price should it occur. Thus, information concerning an event that would have a large effect on stock price, such as a merger, may be material even if the possibility that the event will occur is relatively small. It is difficult to provide a precise definition of material information, since there are many gray areas and varying circumstances. The determination of whether information was material is almost always made after the fact when the effect on the market can be quantified. When in doubt, you should presume that the information is material.

Insider Trading Policy Material information that is not yet ripe for public disclosure may often exist. For example, during the early stages of discussions regarding a significant acquisition or sale, the information about the discussions may be too tentative or premature to require (or even permit) us to make a public announcement. On the other hand, that same information may be highly material. Q: What information is “nonpublic?” A: To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Information generally becomes available to the public after it has been disclosed by us or third parties in a press release or other similar public statement, including any filing with the SEC. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. If you are in possession of material nonpublic information, you may trade only when you are certain that official announcements of material information have been sufficiently publicized so that the public has had the opportunity to evaluate it. Please keep in mind that insider trading is not made permissible merely because material information is reflected in rumors or other unofficial statements in the press or marketplace. You should not attempt to “beat the market” by trading simultaneously with, or shortly after, the official release of material nonpublic information. As a rule of thumb, information is considered nonpublic until at least two full trading days have passed after we release the information to a national wire service or in an SEC filing. For example, if an announcement is made on a Monday before the market opens, trading should not occur until Wednesday. If the announcement is made after the market opens on Monday, trading should not occur until Thursday. The Compliance Officer will know when information has been released to the public. Q: What if it is difficult to ascertain whether information is material and/or nonpublic? A: If you are unsure whether information of which you are aware is material and/or nonpublic, you should assume that it is material and consult with the Compliance Officer prior to trading. Q: Can I trade based on information about other companies? A: The principles discussed in this policy also apply to inside information that you obtain in the course of your employment or service about another public company (such as a client, customer, or a company with which we are involved in a transaction). If you obtain material nonpublic information about another public company, then you should refrain from trading in the securities of that company until the information has been publicly disseminated. Q: What are the reasons for maintaining confidentiality? A: Your failure to maintain the confidentiality of material nonpublic information could greatly harm our ability to conduct business. In addition, you could be exposed to significant civil and criminal penalties and legal action. U.S. federal securities laws strictly prohibit any person who obtains material inside information and who has a duty not to disclose it from using the information in connection with the purchase and sale of securities. It does not matter how that information has been obtained – whether in the course of employment or at a meeting of our board of directors; from friends, relatives, acquaintances, or strangers; or from overhearing the conversations of others. The U.S. Congress enacted this prohibition because the integrity of the securities markets would be seriously undermined if the “deck were stacked” against persons who are not privy to such information.

Insider Trading Policy Q: What measures are appropriate to safeguard material information? A: So long as material information relating to us or our business is unavailable to the general public, it must be kept in strict confidence. Accordingly, you should discuss this information only with persons who have a “need to know,” it should be confined to as small a group as possible, and it should be disclosed only in a setting in which confidentiality can be maintained. Please exercise the utmost care and circumspection at all times and limit conversations in public places (such as elevators, restaurants, and airplanes) to topics that do not involve sensitive or confidential information. Please use care in discussing sensitive or confidential information on cell phones or cordless phones. In order to protect our confidences to the maximum extent possible, no individuals other than specifically authorized personnel may release material information to the public or respond to inquiries about material information from the media, analysts, or others outside our Company. Q: What are the U.S. securities law penalties for insider trading? A: Individuals. Insider trading has been a top enforcement priority of the SEC and the U.S. Department of Justice for many years. Because criminal prosecution and the imposition of fines and/or imprisonment are common, the consequences of insider trading violations can be enormous. For individuals who trade on inside information or who tip information to others, penalties can include: • a civil penalty of up to three times the profit gained or the loss avoided; • a criminal fine (no matter how small the profit) of up to $5 million; and • a jail term of up to 25 years. Individuals also may be prohibited from serving as directors or officers of our company or any other public company. Finally, keep in mind that there are no limits on the size of a transaction that will trigger insider trading liability. Relatively small trades have in the past occasioned SEC investigations and lawsuits. Control Persons. In addition, the SEC can seek a civil penalty against a company as a “controlling person” that fails to take appropriate steps to prevent illegal trading. The SEC can also seek a civil penalty against directors and supervisory personnel as “controlling persons” who fail to take appropriate steps to prevent illegal trading. Directors, officers, and certain managerial personnel could become controlling persons subject to liability if they knew of, or recklessly disregarded, a likely insider trading violation by an employee or other personnel under their control. A successful action by the SEC under this provision could result in a civil fine of $1 million or three times the profit gained or the loss avoided, whichever is greater. Criminal penalties can be up to $25 million. General. In addition to the possible imposition of civil damages and criminal penalties on violators and their controlling persons, any appearance of impropriety could not only damage our reputation for integrity and ethical conduct but also impair investor confidence in us. For this reason, if you violate our policy, then we can impose sanctions including dismissal or removal for cause. Thus, even if the SEC does not prosecute a case, involvement in an investigation (by the SEC or us) can tarnish your reputation and damage your career. * * *

Insider Trading Policy APPENDIX 2 RULE 10B5-1 TRADING PLANS General Rule 10b5-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), can protect directors and officers of Simulations Plus, Inc. and its subsidiaries and affiliates (collectively, the “Company,” “we” or “us”) and other individuals from insider trading liability for transactions under a previously established contract, plan or instruction. This rule presents an opportunity for insiders to establish arrangements to sell, gift or purchase our securities without the sometimes arbitrary restrictions imposed by closed trading periods – even when material nonpublic information exists. The arrangements may include blind trusts, other trusts, pre-scheduled stock option exercises and sales, pre-arranged trading instructions, and other brokerage and third-party arrangements. The rule only provides an “affirmative defense” (which must be proven) if there is an insider trading lawsuit. It does not prevent anyone from bringing a lawsuit, nor does it prevent the media from writing about the sales. The plan must be documented, bona fide, and previously established (at a time when the insider did not possess any material nonpublic information); must include certain representations, as required by Rule 10b5-1; must specify the price, amount, and date of trades or provide a formula or mechanism to be followed related thereto; and the applicable Cooling-off Period (as defined below) must be satisfied before any transactions may be entered into pursuant to such plan. Establishment of a 10b5-1 Plan In order to ensure compliance with the Company’s 10b5-1 policies, reduce the risk of litigation or adverse press, ensure that the Company has access to relevant information that it needs in order to satisfy its disclosure obligations under the Exchange Act and/or the U.S. Securities Act of 1933, as amended (the “Securities Act”), as applicable, and to confirm all tax reporting information is captured correctly and timely, if you would like to establish and use such a trading plan: • you must establish your plan with Morgan Stanley; • you must confirm that you are not in possession of material nonpublic information when adopting a 10b5-1 trading plan; • you must provide the Compliance Officer with prior notice of your intent to adopt a 10b5-1 trading plan, as well a as a copy of the plan you intend to adopt; • you must obtain the Compliance Officer’s pre-approval of such plan prior to adopting it; and • you must wait for the applicable Cooling-off Period to lapse (see the section entitled “Cooling-off Period,” below) before you may enter into any transactions under your plan. Amending a 10b5-1 Plan Under Rule 10b5-1, adoption of certain material amendments to a 10b5-1 plan will be treated by the SEC as though you have adopted a new plan. If you have already adopted a 10b5-1 plan, and such plan is in effect, a material amendment to such plan may trigger certain additional obligations, including inclusion of certain additional provisions in your amended plan and waiting a period of time before you may enter into any transactions thereunder (see the section entitled “Cooling off-Period,” below). Additionally, you may not materially amend your plan while in possession of material non-public information. Amendments that will trigger a new cooling off period and that will be treated as adoption of a new plan

Insider Trading Policy include, without limitation, changes to: 1. the sales or purchase price ranges permitted by the plan; 2. the number of securities permitted to the sold or purchased under the plan; and 3. the timing of sales or purchases under the plan. You must provide the Compliance Officer with prior notice of your intent to amend an effective 10b5-1 trading plan, as well a as a copy of any such amendment, prior to amending your plan. You should consult the Compliance Officer as well as your own tax and legal advisers before amending an effective 10b5-1 plan to determine whether such amendment(s) will trigger a new cooling off period and/or subject you to any other obligations. Cooling-off Period Once you have adopted a new 10b5-1 trading plan, including adopting certain material amendments to an effective 10b5-1 trading plan, Rule 10b5-1 requires that you wait a requisite period of time, commencing on the date that the plan (or material amendment thereto) was adopted, to begin trading under the plan (such waiting period, the “Cooling-off Period”). The applicable Cooling-off Period is as follows: • directors and officers are not permitted to begin trading under the plan until the later of (i) 90 days after adoption of the plan (or material amendment thereto) and (ii) two business days following the disclosure of the Company’s financial results in a Quarterly Report on Form 10-Q or Annual Report on Form 10-K for the fiscal quarter in which the plan was adopted; and • other persons must wait 30 days from adoption of the plan (or material amendment thereto) to trade under the plan. Notwithstanding the foregoing, in no event will the applicable Cooling-off Period exceed 120 days following adoption of the plan (or a material amendment thereto). Mandatory 10b5-1 Plan Provisions Pursuant to Rule 10b5-1, directors and officers of the Company that adopt a Rule 10b5-1 trading plan will be required to include the following provisions in a 10b5-1 plan adopted by such individuals: • the price at which securities may be sold or purchased under the plan; • the number of securities which may be sold or purchased under the plan; • the date(s) on which securities may be sold or purchased under the plan; • if the price, number of securities and date(s) are not specified in the plan, then the formula for which such items will be determined must be included in the plan; and • representations certifying that at the time of adoption: o the adopting party is not aware of material nonpublic information about the Company or the Company’s securities; and o the adopting party is adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

Insider Trading Policy Certain Limitations Subject to limited exceptions, an individual may only have one 10b5-1 trading plan in effect at any given time. If you have already adopted a 10b5-1 plan that is in effect, you may not qualify for the affirmative defenses under Rule 10b5-1 if you establish a subsequent plan for the purchase or sale of any class of securities of the Company on the open market during the same period. Additionally, the affirmative defense available under Rule 10b5-1 will only be available for one single-trade plan during any consecutive 12-month period. For this purpose, a “single-trade plan” includes any plan adopted under rule 10b5-1 that is designed to effect the purchase or sale of Company securities as a single transaction and which has the practical effect of requiring such a result. Plans that may result in multiple transactions, or which allow for the agent’s future acts to depend on events or data not known at the time the plan is entered into, generally will not be deemed single-trade plans. The foregoing limitations are subject to certain exceptions. You should consult the Compliance Officer, including in order to obtain pre-approval of any 10b5-1 plan you intend to adopt, as well as your own tax and legal advisers before establishing more than one trading plan under Rule 10b5-1. Termination of 10b5-1 Plans In order to ensure that the Company has access to relevant information that it needs in order to satisfy its disclosure obligations under the Exchange Act and/or Securities Act, as applicable, you must notify the Compliance Officer promptly if you have terminated an effective 10b5-1 plan. SEC Filings Establishing a trading plan under Rule 10b5-1 is likely to implicate other laws, rules and/or regulations, such as Section 16 of the Exchange Act and Rule 144 under the Securities Act of 1933. The Company is also required to include certain disclosures regarding 10b5-1 trading plans adopted by its officers and directors in its periodic reports pursuant to the Exchange Act, as discussed in further detail below. Under Section 16 of the Exchange Act, generally a report on Form 4 must be filed with the SEC by the second business day following the execution date of a transaction under a Rule 10b5-1 trading plan and the applicable box must be checked to disclose to the public that the transaction reported in the Form 4 was completed pursuant to a 10b5-1 trading plan adopted by the reporting person. A transaction under a Rule 10b5-1 trading plan could also be subject to short-swing profit recovery. Additionally, sales of our securities under Rule 144 may require the filing of a Form 144 with the SEC, which must be properly tailored to address sales under such a plan. Therefore, if you establish such a plan, we will need to establish a procedure with whomever is handling your transactions to ensure: • timely filings of a Form 4 after a transaction has taken place (failure to file on time results in unwanted proxy statement disclosure of your filing violations); and • compliance with Rule 144 (if applicable) at the time of any sale. Additionally, Forms 4 and 5 require disclosure of whether a reported transaction was made pursuant to a plan that is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c). * * * As mentioned above, Rule 10b5-1 is an SEC rule. There will be ongoing interpretations of what can and cannot be done under this rule. Needless to say, some brokers, investment bankers and advisers may approach you suggesting a variety of arrangements. You must consult the Compliance Officer, and should

Insider Trading Policy consult with your own tax and legal advisers, before establishing a trading plan under Rule 10b5-1. Your notice to us, and pre-approval by the Compliance Officer, are essential before establishing a Rule 10b5-1 trading plan. If you have any questions, please contact the Compliance Officer.

Insider Trading Policy APPENDIX 3 NEW SLP ASSOCIATES ACKNOWLEDGEMENT FORM TO: Human Resources/”Compensation Committee” RE: “Insider” Trading Policies and Procedures This will certify that I have read the memorandum regarding insider trading. I understand the policies and procedures as outlined in the memorandum, and will comply with such policies and procedures. Except as absolutely necessary, and only on a “need to know basis,” I will not discuss any material nonpublic information about Simulations Plus, Inc. or any other company or issuer that I have learned in my capacity as a director, employee, independent contractor or consultant of Simulations Plus, Inc. (SLP). That would also include: Simulations Plus, Inc.’s taking or altering of a position in the securities of another issuer; its active consideration of such action, prior to the public disclosure by Simulations Plus, Inc. of its actions with respect to that issuer’s securities; my becoming aware that Simulations Plus, Inc. did not take and is no longer actively considering any such actions; or information about another company that would be considered proprietary with respect to that other company prior to public disclosure by the other company. Furthermore, I understand the trading windows set forth in the memorandum, and will not enter into any transactions in SLP securities outside of the permitted trading windows or otherwise engage in insider trading or activities that could be construed as insider trading. If I have any questions, I will consult with SLP’s Compliance Officer. By (signature): Name (print): Dated:

Insider Trading Policy APPENDIX 4 DIRECTOR, EXECUTIVE OFFICER, AND EMPLOYEE ANNUAL CERTIFICATION FORM TO: Human Resources/”Compensation Committee” RE: “Insider” Trading Policies and Procedures This will certify that I have read the memorandum regarding insider trading. I understand the policies and procedures as outlined in the memorandum and I have complied with such policies and procedures during the year ended ; provided however, that, except for pre-clearances required by this policy and the requirements set forth in Rule 10b5-1 of the Exchange Act, the policies and procedures do not apply to any trading in the securities of an issuer done by any person (investment manager, investment adviser, or otherwise) acting with full investment power and discretion from me, so long as I have not discussed with such person (or any of such person’s employees or associated persons) material nonpublic information that I have learned in my capacity as a director, officer or employee of Simulations Plus, Inc. or subsidiary about that issuer (including Simulations Plus, Inc.’s taking or altering of a position in the securities of that issuer, or its active consideration of such action, prior to the public disclosure by Simulations Plus, Inc. of its actions with respect to that issuer’s securities or my becoming aware that Simulations Plus, Inc. did not take and is no longer actively considering any such actions). By (signature): Name (print): Dated:

Insider Trading Policy APPENDIX 5 DIRECTOR, EXECUTIVE OFFICER, OR OTHER SECTION 16 REPORTING PERSON CERTIFICATION FORM TO: Compliance Officer RE: Material Nonpublic Information Certification I have read the memorandum regarding insider trading, and understand the policies and procedures outlined therein, including, without limitation, the required pre-clearance procedures that I must go through before engaging in any transactions in the securities of Simulations Plus, Inc. This will certify that I am not in possession of any material nonpublic information regarding Simulations Plus, Inc. or any of its subsidiaries. In the event that I come to be in possession of any material nonpublic information prior to engaging in a pre-approved transaction in the securities of Simulations Plus, Inc., I will refrain from engaging in any such transaction for so long as I am in possession of any material nonpublic information, regardless of whether there is a blackout period in place or not. By (signature): Name (print): Dated: